                                                                    Exhibit 4.3.

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE (A) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.

        THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                UNITED HEALTHCARE                    $
                               CORPORATION                     CUSIP
NO.                  6.60% NOTES DUE DECEMBER 1, 2003          NO. 910581 AD 9

          UNITED HEALTHCARE CORPORATION, a Minnesota corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____ DOLLARS ($____ ) on December 1, 2003 (the "Stated Maturity"), and to pay interest thereon from ______ or from the most recent date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year (each, an "Interest Payment Date"), commencing ______, and at Maturity, at the rate of 6.60% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the May 15 or the November 15 (whether or not a Business Day) next preceding such Interest
Payment Date; PROVIDED, HOWEVER, that interest payable at the Maturity of this Note shall be payable to the Person to whom principal shall be payable.
Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid (i) to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee . In the event that any Interest Payment Date or date of Maturity is not a Business Day, the interest and, with respect to the date of Maturity, principal otherwise payable on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or on such date of Maturity. "Business Day" shall mean any day that is not a Saturday or Sunday and that, in the City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

         The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement dated as of November 19, 1998 between the Company and Goldman, Sachs & Co, as representative of the Purchasers named therein (as the same may be amended from time to time, the "Registration Rights Agreement"). If the Company makes an exchange offer pursuant to Section 2(a) of the Registration Rights Agreement and, pursuant to such offer, the Company offers to exchange the Notes represented by this Global Security for substantially identical Notes pursuant to the Indenture, then, to the extent permitted by law, each Holder of the Notes may tender all the Notes held by such Holder in exchange for a like principal amount of the Notes in accordance with the Company's instructions. By its acceptance hereof, Holder agrees to tender the Notes promptly, if and when such exchange offer is made by the Company and accepted by such Holder. If the Company does not comply with certain of its obligations under the Registration Rights Agreement, the Notes shall, in accordance with Section 2(c) of the Registration Rights Agreement, bear an additional interest, as liquidated damages, at a rate of 0.25% per annum on the principal amount thereof.

         Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and interest on this Note due at Maturity will be made in immediately available funds upon presentation of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:  November 24, 1998



                                      UNITED HEALTHCARE
                                      CORPORATION



                                      By:
                                         --------------------------------
                                      Name:  Allan J. Weiss
                                      Title: Vice President and Treasurer



                                      Attest:
                                             -----------------------------
                                      Name:  David J. Lubben
                                      Title: General Counsel and Secretary


TRUSTEE'S CERTIFICATE OF
        AUTHENTICATION


THIS IS ONE OF THE SECURITIES OF THE
SERIES DESIGNATED HEREIN AND ISSUED
PURSUANT TO THE WITHIN-MENTIONED
INDENTURE.

DATED: NOVEMBER 24, 1998

THE BANK OF NEW YORK,
as Trustee


By:
   ----------------------
   Authorized Signatory

                          UNITED HEALTHCARE CORPORATION
                        6.60% NOTES DUE DECEMBER 1, 2003

                             [REVERSE SIDE OF NOTE]

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of November 15, 1998, as supplemented pursuant to
Section 301 thereof by the Officers' Certificate and Company Order dated November 24, 1998 (herein called, the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $______ .

REDEMPTION

     The Notes are not subject to redemption prior to the Stated Maturity.

MISCELLANEOUS PROVISIONS

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or
(ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this

Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes of this series are issuable only in fully registered form without coupons in minimal initial purchase amounts of $100,000 and any amount in excess thereafter which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        ---------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship
                  and not as tenants in common
     UNIF GIFT MIN ACT-- _____________ Custodian ______________
                           (Cust)                   (Minor)

                        under Uniform Gift to Minors Act

                            -----------------------
                                    (State)

Additional abbreviations may be used though not in the above list.

                       ---------------------------------

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
----------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                  ---------------------------------------
                 / --------------------------------------/

----------------------------------------------------------------------------

----------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                     including postal zip code of assignee)

----------------------------------------------------------------------------
the within Note and all rights thereunder and hereby irrevocably constitutes and appoints
             ---------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated
      -------              -------------------------------------------------
                           NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.


---------------------------
    Signature Guarantee


         SIGNATURE GUARANTEE: Signatures must be guaranteed by an "eligible institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             CERTIFICATE OF TRANSFER

     In connection with any transfer of this Note occurring prior to the date that is two years after the later of November 24, 1998 and the last date on which this Note (or any predecessor Note) was owned by the Company or any affiliate of the Company, the undersigned confirms that this Note is being transferred:

CHECK ONE BOX BELOW

/ / (a) As long as this note is eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, to a person the undersigned reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in such Rule 144A that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on such Rule 144A;

/ / (c) pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Rule 144 thereunder; or


/ /  (b) to an institutional "accredited investor" (as defined in Rule
         501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

/ /  (d) to the Company.


         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.


Dated:
      ----------------


-----------------------------
       SIGNATURE


Signature Guaranteed:


-----------------------------
       SIGNATURE

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.


         The undersigned represents and warrants that it is acquiring this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or any such account , as the case may be, is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ------------------------


NOTICE:  To be executed by an executive officer



-----------------------------------------------